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                                                                    EXHIBIT 23.1


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Intracel Corporation's registration statement on Form S-1 (File No. 333-_____) of our report dated April 24, 1998, except for the second paragraph of Note 12 as to which the date is May 14, 1998 and the first paragraph of Note 14 as to which the date is June 8, 1998, on our audit of the 1997 financial statements of Intracel Corporation. We also consent to the reference to our firm under the caption "Experts".


                                     PRICEWATERHOUSECOOPERS LLP


Seattle, Washington
July 8, 1998